EXHIBIT 99.1

FORM OF PROXY CARD FOR UIL HOLDINGS CORPORATION

Preliminary Form of Proxy - Subject to Completion

UIL HOLDINGS CORPORATION 157 CHURCH STREET NEW HAVEN, CT 06510

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE

Dial 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and promptly return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Proxy cards should be mailed by [            ], 2015 to ensure timely receipt prior to the Special Shareowners Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96895-TBD                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS SPECIAL MEETING PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UIL HOLDINGS CORPORATION

			For	Against	Abstain
Proposal 1	—	Agreement and Plan of Merger
		Proposal to approve the Agreement and Plan of Merger, dated as of February 25, 2015, as it may be amended from time to time, by and among UIL Holdings Corporation, Iberdrola USA, Inc. and Green Merger Sub, Inc.;	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 1.

Proposal 2	—	Advisory vote on the Executive Compensation Payable in Connection with the Merger as Disclosed in the Proxy Statement
		Proposal to approve, by non-binding, advisory vote, certain existing compensation arrangements for UIL Holdings Corporation’s named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger;	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

Proposal 3	—	Adjournment of Meeting
		To grant authority to proxy holders to vote in favor of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareowner(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Preliminary Form of Proxy - Subject to Completion

ATTENDANCE TICKET

If you plan on personally attending the Special Shareowners Meeting, you will be asked to verify that you are a shareowner by presenting this attendance ticket together with a proper form of identification. Cameras, recording devices and other electronic devices including telephones or other devices with photographic capability should not be used during the meeting and are subject to confiscation. For the safety of attendees, all bags, packages, briefcases, and similar items are subject to inspection. Your compliance is appreciated.

M96896-TBD

UIL HOLDINGS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF THE SHAREOWNERS

[            ], 2015

The shareowner(s) hereby appoint(s) John L. Lahey and Betsy Henley-Cohn, or either of them, as proxies, with Daniel J. Miglio as substitute, in the absence of Mr. Lahey or Ms. Henley-Cohn; and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UIL Holdings Corporation that the shareowner(s) is/are entitled to vote at the Special Meeting of the Shareowners to be held at 10:00 a.m. Eastern time on [            ], 2015 at Quinnipiac University, Center for Medicine, Nursing and Health Sciences, 370 Bassett Road, North Haven, Connecticut and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREOWNER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED FOR EACH PROPOSAL AS WELL AS IN THE DISCRETION OF THE APPOINTED PROXIES WITH RESPECT TO ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE MEETING.

FOR PARTICIPANTS IN THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN: This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN. This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern time on [            ], 2015, the shares represented by this proxy will be voted in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side